Exhibit 99.1

Dollar Tree Announces Corporate Restructuring Related to Merger Integration
~ Shared Back-Office Functions Created to Leverage Costs across Both Banners ~

CHESAPEAKE, Va. - August 4, 2016 - Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores, today announced that, as part of its ongoing efforts to integrate its support functions through a shared services model, the Company will eliminate 370 positions, including 100 vacant positions, at its Family Dollar store support center in Matthews, NC.

“This announcement represents another step in the process of integrating our two large organizations” said Bob Sasser, Dollar Tree’s Chief Executive Officer. “Since completing our acquisition a year ago, we have communicated our plans to utilize a shared services model, leveraging our back office functions to support both the Dollar Tree and Family Dollar business segments. These difficult but necessary actions will enhance our ability to efficiently support our businesses, while achieving our stated synergy targets. Our focus continues to be on maximizing our operational efficiencies to drive tremendous value for our customers, while creating long-term value for our shareholders.”

“We will operate and grow both banners” Sasser added. “At Dollar Tree, everything is $1 while Family Dollar serves as your neighborhood discount store. To insure that we deliver value and the brand standard, we plan to keep our customer-facing organizations separate and focused on the individual banners. Specifically, store operations and merchandising functions will remain largely unchanged. There are no plans to include these functions in the shared services model.”

The Company believes it is well positioned to achieve its goal of $300 million in combined run rate annual synergies by the end of its third year following its July 2015 acquisition. These synergies will be achieved through a combination of savings from sourcing and procurement of products and services; banner optimization; corporate overhead; and optimization of its distribution and logistics networks.

The Company expects to incur pre-tax expense of approximately $6 million during fiscal 2016 related to the restructuring announced today for one-time severance-related benefits.

Dollar Tree is scheduled to report its second quarter 2016 financial results prior to the market open on Thursday, August 25, 2016.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, now operates more than 14,000 stores across 48 states and five Canadian provinces. Stores operate under the brands of Dollar Tree, Dollar Tree Canada, and Family Dollar. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding the Company’s integration plans, including changes in operations, the elimination of positions, and the retention of certain functions, and the benefits, results, and effects of such actions on operational synergies, future financial and operating results and shareholder value. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 28, 2016, our Quarterly Report on Form 10-Q filed June 9, 2016 and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:     Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations www.DollarTree.com